UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
Fannie Mae

Federally chartered corporation	52-0883107

(State of incorporation or	(I.R.S. Employer Identification
organization)	No.)

3900 Wisconsin Avenue, NW Washington, DC	20016

(Address of principal executive
offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, without par value (Title of class)
8.25% Non-Cumulative Preferred Stock, Series T, stated value $25 per share (Title of class)
8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1, stated value $50 per share (Title of class)
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, stated value $25 per share (Title of class)
7.625% Non-Cumulative Preferred Stock, Series R, stated value $25 per share (Title of class)
6.75% Non-Cumulative Preferred Stock, Series Q, stated value $25 per share (Title of class)
Variable Rate Non-Cumulative Preferred Stock, Series P, stated value $25 per share (Title of class)
5.50% Non-Cumulative Preferred Stock, Series N, stated value $50 per share (Title of class)
4.75% Non-Cumulative Preferred Stock, Series M, stated value $50 per share (Title of class)
5.125% Non-Cumulative Preferred Stock, Series L, stated value $50 per share (Title of class)
5.375% Non-Cumulative Preferred Stock, Series I, stated value $50 per share (Title of class)
5.81% Non-Cumulative Preferred Stock, Series H, stated value $50 per share (Title of class)
Variable Rate Non-Cumulative Preferred Stock, Series G, sated value $50 per share (Title of class)
Variable Rate Non-Cumulative Preferred Stock, Series F, stated value $50 per share (Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.
On June 15, 2010, we received a notice from the New York Stock Exchange (the “NYSE”) that we had failed to satisfy one of the NYSE’s standards for continued listing of our common stock. On June 16, 2010, we announced that we had been directed by Federal Housing Finance Agency, our conservator, to delist our common stock and each listed series of our preferred stock from the NYSE and the Chicago Stock Exchange. On June 28, 2010, we filed a Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to our listed securities. The last trading day for our listed securities on these exchanges was July 7, 2010, and since July 8, 2010, these securities have been quoted on the over-the-counter market.
Item 11 “Description of Registrant’s Securities to be Registered” in the registrant’s registration statement on Form 10 filed with the SEC on March 31, 2003 is incorporated by reference into this registration statement.

The Certificate of Designation of Terms of 8.25% Non-Cumulative Preferred Stock, Series T filed with the SEC on May 19, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1 filed with the SEC on May 14, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S filed with the SEC on December 11, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 7.625% Non-Cumulative Preferred Stock, Series R filed with the SEC on November 21, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 6.75% Non-Cumulative Preferred Stock, Series Q filed with the SEC on October 5, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series P filed with the SEC on September 28, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.50% Non-Cumulative Preferred Stock, Series N filed with the SEC on August 8, 2008 as Exhibit 4.9 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 4.75% Non-Cumulative Preferred Stock, Series M filed with the SEC on August 8, 2008 as Exhibit 4.8 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.125% Non-Cumulative Preferred Stock, Series L filed with the SEC on August 8, 2008 as Exhibit 4.7 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.375% Non-Cumulative Preferred Stock, Series I filed with the SEC on March 31, 2003 as Exhibit 4.6 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.81% Non-Cumulative Preferred Stock, Series H filed with the SEC on March 31, 2003 as Exhibit 4.5 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series G filed with the SEC on March 31, 2003 as Exhibit 4.4 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series F filed with the SEC on March 31, 2003 as Exhibit 4.3 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
Item 2. Exhibits.
3.1	The Fannie Mae Charter Act (12 U.S.C. §1716 et seq.) as amended through July 30, 2008 filed with the SEC on August 8, 2008 as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q is incorporated by reference into this registration statement.

3.2	The registrant’s Bylaws, as amended through January 30, 2009 filed with the SEC on February 26, 2009 as Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 is incorporated by reference into this registration statement.

4.1	The Certificate of Designation of Terms of 8.25% Non-Cumulative Preferred Stock, Series T filed with the SEC on May 19, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.2	The Certificate of Designation of Terms of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1 filed with the SEC on May 14, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.3	The Certificate of Designation of Terms of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S filed with the SEC on December 11, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.4	The Certificate of Designation of Terms of 7.625% Non-Cumulative Preferred Stock, Series R filed with the SEC on November 21, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.5	The Certificate of Designation of Terms of 6.75% Non-Cumulative Preferred Stock, Series Q filed with the SEC on October 5, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.6	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series P filed with the SEC on September 28, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.7	The Certificate of Designation of Terms of 5.50% Non-Cumulative Preferred Stock, Series N filed with the SEC on August 8, 2008 as Exhibit 4.9 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.8	The Certificate of Designation of Terms of 4.75% Non-Cumulative Preferred Stock, Series M filed with the SEC on August 8, 2008 as Exhibit 4.8 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.9	The Certificate of Designation of Terms of 5.125% Non-Cumulative Preferred Stock, Series L filed with the SEC on August 8, 2008 as Exhibit 4.7 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.10	The Certificate of Designation of Terms of 5.375% Non-Cumulative Preferred Stock, Series I filed with the SEC on March 31, 2003 as Exhibit 4.6 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.11	The Certificate of Designation of Terms of 5.81% Non-Cumulative Preferred Stock, Series H filed with the SEC on March 31, 2003 as Exhibit 4.5 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.12	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series G filed with the SEC on March 31, 2003 as Exhibit 4.4 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.13	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series F filed with the SEC on March 31, 2003 as Exhibit 4.3 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Federal National Mortgage Association Date: September 27, 2010
By:	/s/ Stephen H. McElhennon
Stephen H. McElhennon
Vice President & Deputy General Counsel

Index to Exhibits

Exhibit No.	Exhibit
3.1	The Fannie Mae Charter Act (12 U.S.C. §1716 et seq.) as amended through July 30, 2008 filed with the SEC on August 8, 2008 as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q is incorporated by reference into this registration statement.

3.2	The registrant’s Bylaws, as amended through January 30, 2009 filed with the SEC on February 26, 2009 as Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 is incorporated by reference into this registration statement.

4.1	The Certificate of Designation of Terms of 8.25% Non-Cumulative Preferred Stock, Series T filed with the SEC on May 19, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.2	The Certificate of Designation of Terms of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1 filed with the SEC on May 14, 2008 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.3	The Certificate of Designation of Terms of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S filed with the SEC on December 11, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.4	The Certificate of Designation of Terms of 7.625% Non-Cumulative Preferred Stock, Series R filed with the SEC on November 21, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.5	The Certificate of Designation of Terms of 6.75% Non-Cumulative Preferred Stock, Series Q filed with the SEC on October 5, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.6	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series P filed with the SEC on September 28, 2007 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.7	The Certificate of Designation of Terms of 5.50% Non-Cumulative Preferred Stock, Series N filed with the SEC on August 8, 2008 as Exhibit 4.9 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

Exhibit No.	Exhibit
4.8	The Certificate of Designation of Terms of 4.75% Non-Cumulative Preferred Stock, Series M filed with the SEC on August 8, 2008 as Exhibit 4.8 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.9	The Certificate of Designation of Terms of 5.125% Non-Cumulative Preferred Stock, Series L filed with the SEC on August 8, 2008 as Exhibit 4.7 to the registrant’s quarterly report on Form 10-Q is incorporated by reference into this registration statement.

4.10	The Certificate of Designation of Terms of 5.375% Non-Cumulative Preferred Stock, Series I filed with the SEC on March 31, 2003 as Exhibit 4.6 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.11	The Certificate of Designation of Terms of 5.81% Non-Cumulative Preferred Stock, Series H filed with the SEC on March 31, 2003 as Exhibit 4.5 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.12	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series G filed with the SEC on March 31, 2003 as Exhibit 4.4 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.13	The Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series F filed with the SEC on March 31, 2003 as Exhibit 4.3 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.